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                                                                Exhibit 10.22



                         WESCO INTERNATIONAL, INC.
        1999 Deferred Compensation Plan for Non-Employee Directors


1.   NAME AND PURPOSE

     The name of this plan is the WESCO International 1999 Deferred Compensation Plan for Non-Employee Directors (the "Plan"). Its purpose is to provide non-employee directors of WESCO International, Inc. (the "Company") with the opportunity to defer the compensation otherwise payable to them as members of the Board of Directors (the "Board").

2.   EFFECTIVE DATE AND DURATION

     The Plan, upon adoption by the Board, will be effective January 1, 1999. The Plan will remain in effect until it is terminated by the Board in accordance with the By-laws of the Company.

3.   ADMINISTRATION

     The Plan will be administered by the Board and the Compensation & Benefits Committee of the Board consistent with the By-laws of the Company. The Board is authorized to interpret the terms and provisions of the Plan and to adopt such rules and regulations for the administration of the Plan as it deems advisable. The Board may delegate administrative functions to the Compensation & Benefits Committee, Secretary of the Board ("Secretary") or other individuals. The Board must approve changes to the Plan, and the Board's decisions are binding on all parties.

4.   ELIGIBILITY

     Eligibility to participate in the Plan shall extend to all non-employee members of the Board. A "Participant" in the Plan means a director who has elected to defer receipt or payment of all or a portion of their compensation under the terms of the Plan ("Deferred Compensation").

5.   DEFERRAL ELECTIONS

     Prior to the beginning of any fiscal year in which stock of the Company is publicly traded for which compensation or payment is made, a Participant may elect to defer payment of twenty-five percent (25%) or more of the retainer to a date or dates specified by the Participant in the Agreement. This deferral is effected by executing a Deferred Compensation Agreement ("Agreement") in the form set forth in Exhibit A of the Plan, and filing the Agreement with the Secretary prior to the date specified above. An election to defer, filed in accordance with this paragraph, is binding and irrevocable except as specified below, and will continue to be applicable for all future years until a Participant modifies or terminates that election by written notice prior to the beginning of the fiscal year in which such action is to become effective. For the first year in which stock of the Company is publicly traded, a participant may defer compensation under an election made no later than the date of the public offering.

6.   MODIFYING A DEFERRAL ELECTION

     A Participant may, at any time, modify their deferral election with respect to amounts that have not yet been paid. This is done by notifying the Secretary prior to the beginning of the compensation period of the changes that the Participant wishes to make. No change may be made to an election that has been filed for a compensation period once that period has begun.
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7.   STOCK UNITS AND SHARE PRICE

     Only compensation received in the form of stock units may be deferred. The share price ("Share Price") established for each stock unit will be the average of the high and low trading prices for the Company's publicly-traded common stock shares as of the first trading day in January of the same year.

8.   DEFERRED COMPENSATION ACCOUNT

     The Company will establish and maintain a separate account ("Account") for each Participant. Each deferral will occur on the date that the compensation would otherwise have been paid. On the deferral date, the Company will credit the account with the number of shares calculated by dividing the cash equivalent amount of the Participant's compensation to be deferred by the Share Price at the beginning of the period ("Deferred Share Units"). Deferred Share Units are like common shares in all respects except with regard to voting rights.

     An amount equal to the dividend per share, if any, that is paid on an outstanding common share will be credited to the Account for each Deferred Share Unit. Dividend credits on Deferred Share Units will be calculated by dividing the aggregate cash amount of the dividends by the Share Price at the beginning of the period. Deferred Share Units arising from dividend credits will be distributed according to the distribution schedule in the Agreement.

     Amounts credited to the Account will be maintained to four decimal places, but no fractional shares will be distributed. Distributions will be rounded down to the nearest full share, until the final distribution, in which any fractional share will be distributed in cash.

     In the event of any change affecting the common stock of the Company because of a stock split, re-capitalization, consolidation, acquisition of assets in any exchange of stock, spin-off or other distribution of assets (other than normal cash dividends) or other similar corporate change, the Secretary, with advice as needed of independent legal counsel, will make equitable adjustments in the number of Deferred Stock Units in each Participant's Account as are deemed appropriate to maintain consistent treatment with the effect on the stockholders of the Company from any such change.

9.   DISTRIBUTION OF DEFERRED COMPENSATION

     A Participant may elect to receive a distribution of Deferred Share Units only in shares of WESCO International, Inc. Class "A" Common Stock, either in annual installments or in a lump sum in accordance with the distribution schedule in the Agreement. As indicated in the Agreement, all distributions will be made or begin as soon as practical after January 1 of the year following the Participant's termination of board service. In the event of death, payment will be made to the designated beneficiary (or beneficiaries) or the executor/executrix of the Participant's estate.

10.  FINANCIAL HARDSHIP

     Notwithstanding the time and frequency of the distribution(s) of Deferred Share Units designated in the Agreement, the Board may authorize, upon written application by the Participant, the acceleration of the distribution of Deferred Share Units (including a lump sum payment), provided that the requesting party can substantiate to the reasonable satisfaction of the Board that the adherence to the Agreement would result in severe financial hardship to the Participant. A bonafide financial hardship must be the result of an unanticipated event. This accelerated payment shall not exceed the amount required to meet the financial need of the Participant.

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11.  EARLY WITHDRAWAL PENALTY

     Notwithstanding the provisions of paragraph 9 and subject to a penalty equal to 10% of the amount withdrawn, a Participant may request the premature distribution of all or any portion of the Account balance at any time. This request must be made in writing to the Board. The amount requested, less the 10% penalty, will be distributed to the Participant within 30 days of the request.

12.  PARTICIPANT'S RIGHTS

     Establishment of or participation in the Plan in no way constitutes a contract or agreement to continued Board service of the Participant with the Company for any fixed period of time or the right to receive any benefits not specifically provided in the Plan. All Deferred Compensation Units shall remain the sole property of the Company, subject to the claims of its general creditors and available for its use for whatever purposes are desired. With respect to amounts deferred or otherwise held for the account of a Participant, the Participant is a general creditor of the Company. The obligation of the Company hereunder is purely contractual and shall not be funded or secured in any way. The Company shall not segregate assets, create any security interest or encumber its assets in order to provide for the payment(s) of the balance(s). Notwithstanding the preceding sentence, the Company may in its sole discretion establish a grantor trust, the assets of which shall be subject to the claims of the Company's creditors in the event of the Company's bankruptcy or insolvency, and if so established, benefits payable under the Plan shall be paid from this trust to the extent not otherwise paid from the Company's general assets.

13.  NON-ALIENABILITY AND NON-TRANSFERABILITY

     The rights of a Participant to the payment of deferred compensation as provided in the Plan shall not be assigned, transferred, pledged or encumbered or be the subject in any manner to alienation or anticipation. No Participant may borrow against his account.

14.  RIGHT OF FIRST REFUSAL

     If at least 20% the common stock of the Company is not publicly traded, the Company retains the right of first refusal on the sale of any shares distributed to a Participant. The Participant must notify the Company in writing of the intent to sell the shares. If the Company intends to exercise its right, it must purchase the shares from the Participant within 30 days of receiving the sale notification. The purchase price will be the average of the closing price on the ten (10) trading days preceding the Participant's sale notification.

15.  GENERAL PROVISIONS

     Except to the extent superseded by federal law, the laws of the Commonwealth of Pennsylvania will be controlling in all matters relating to the Plan.

     To the extent required by the laws in effect at the time the compensation is earned or Deferred Share Units are distributed, the Company shall withhold from the compensation, or the Deferred Share Units distributed, any taxes required to be withheld for federal, state or local government purposes.
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16.  AMENDMENT AND TERMINATION

     The Board may, at any time or from time to time, amend, modify or terminate the Plan, and distribute to Participants the balance in their Accounts in the event changes in tax laws or any other form of regulation make continued deferrals undesirable. However, no amendment, modification or termination of the Plan will, without the consent of a Participant, adversely affect the Participant's rights with respect to amounts then accrued in the Account.
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                                                                     EXHIBIT "A"


                        DEFERRED COMPENSATION AGREEMENT
                                 Election Form


To the Secretary
WESCO International, Inc.


ANNUAL COMPENSATION

I hereby irrevocably elect to have my Director's Compensation for calendar year ____ paid in the following manner:

     ____% into stock shares (up to 100%)
     ____% in cash (up to 50%)
     100%


DEFERRAL AMOUNT

Pursuant to paragraph 5 of the WESCO International Deferred Compensation Plan for Non-Employee Directors (the "Plan"), I hereby irrevocably elect to have ____ percent (____%) of my Director's Compensation payable hereafter deferred and credited to a Deferred Share Unit Account maintained in my name.


PAYMENT OPTION

I direct that distribution of my Deferred Share Unit Account be made upon termination of my service as a Director as follows (select one):

     [ ]  a lump sum, or
     [ ]  a series of annual payments over ____ years (5 or less).


DESIGNATION OF BENEFICIARIES

Pursuant to paragraph 9 of the Plan, I designate my beneficiary (or beneficiaries) as follows:

          Name                     Address                  Percentage

________________________________________________________________________________
________________________________________________________________________________
________________________________________________________________________________

I reserve the right to make new designations annually, as provided in the Plan.


Dated:__________________                    ____________________________________
                                            Participant's Signature


                                            ____________________________________
                                            Print Participant's Name


Copy received this ____ day of __________, 199_.


_____________________
Secretary